CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the section "Independent Public Accountants" in the Statement of Additional Information included in the registration statement of the Chartwell Large Cap Value Fund and the Chartwell Small Cap Value Fund filed on Form 485(b).


/s/ KPMG LLP

December 6, 2002